UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

NEXT-ChemX Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9101 West Alta Drive, Suite 202 Las Vegas, NV	89145
(Address of Principal Executive Offices)	(Zip Code)

(725) 867-0789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Directors

On January 12, 2026, Next-ChemX Corporation (the “Company”) appointed two people to the Company’s Board of Directors (“Board”).

Set forth below is the biographical summary of Mr. Thomas P. Killoran.

Mr. Killoran is a graduate of Providence College, where he earned a B.A. in History in 1996, and the UMass School of Law, where he received his J.D. in 2000. Mr. Killoran is admitted to practice in the Commonwealth of Massachusetts and has extensive experience in real estate development and general civil litigation. His professional background includes advising developers, businesses, and institutional clients in complex transactions and disputes. In addition to his legal practice, Mr. Killoran serves on the Advisory Committee for St. Michael’s Federal Credit Union, contributing to its governance and strategic planning.

There are no family relationships between Mr. Killoran and any of the Company’s existing directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Killoran and any other persons pursuant to which Mr. Killoran was appointed a director of the Company, as applicable. There are no related party transactions involving Mr. Killoran that are reportable under Item 404(a) of Regulation S-K.

Set forth below is the biographical summary of Mr. Ian Carey.

Mr. Carey brings decades of experience in commercial and residential construction, with a professional background that includes mechanical and machine assembly, retrofitting, and large-scale construction operations. Mr. Carey has overseen complex building projects, coordinated multidisciplinary teams, and contributed to the development of innovative construction and fabrication solutions. His extensive technical expertise and industry knowledge provide valuable insight to the Board and support the companies strategic and operational objectives.

There are no family relationships between Mr. Carey and any of the Company’s existing directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Carey and any other persons pursuant to which Mr. Carey was appointed director of the Company, as applicable. There are no related party transactions involving Mr. Carey that are reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

The new corporate address for NEXT-ChemX Corporation is: 9101 West Alta Drive, Suite 202 Las Vegas, NV 89145

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 08, 2026	By:	/s/ John Michael Johnson
	Name:	John Michael Johnson
	Title:	President